UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 22, 2010
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation Fair Disclosure.
PepsiCo, Inc. (“PepsiCo” or “we”) today confirmed its guidance of 11-13% core constant currency EPS growth for 2010 and low-double-digit core constant currency EPS growth for 2011 and 2012.
Cautionary Statement
Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo’s ability to realize the anticipated cost savings and other benefits expected from the mergers with The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS); failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo’s credit rating resulting in an increase of its future borrowing costs.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Glossary
Core: Core results are non-GAAP financial measures. PepsiCo’s fiscal 2009 core EPS was $3.71. 2009 core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, certain restructuring actions, costs associated with our mergers with PBG and PAS, as well as our share of PBG’s and PAS’s respective merger costs included in bottling equity income. Core EPS guidance for the full-years 2010-2012 excludes the commodity mark-to-market net impact included in corporate unallocated expenses, estimated one-time costs to achieve synergies and any additional restructuring or integration costs related to the mergers with

PBG and PAS. Core EPS guidance for 2010 also excludes the gain or loss on previously held equity interests in PBG and PAS, the post-merger one-time impact to earnings of fair value adjustments to acquired inventory, the one-time charge related to the change to hyperinflationary accounting and devaluation in Venezuela, a contribution to the PepsiCo Foundation, Inc., any additional restructuring or impairment costs and transaction costs related to the mergers with PBG and PAS. For more details and reconciliations of our 2009 core results and 2010-2012 core constant currency EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information.”
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Core constant currency EPS growth is a non-GAAP financial measure as it excludes certain items noted below. However, we believe investors should consider this measure as it is more indicative of our ongoing performance and with how management evaluates our operational results and trends.
In the year ended December 26, 2009, we recognized $274 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
In the year ended December 26, 2009, we incurred $50 million of costs associated with our mergers with PBG and PAS, as well as an additional $11 million of costs representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
As a result of our previously initiated Productivity for Growth program, we recorded restructuring and impairment charges of $36 million in the year ended December 26, 2009. The program includes actions in all segments of the business, including the closure of six plants that we believe will increase cost competitiveness across the supply chain, upgrade and streamline our product portfolio and simplify the organization for more effective and timely decision-making.
We believe investors should consider our 2009 diluted EPS excluding the impact of restructuring and impairment charges, costs associated with our mergers with PBG and PAS and the mark-to-market net gains on commodity hedges.
We are not able to reconcile our full-year projected 2010-2012 core constant currency EPS to our full-year projected 2010-2012 reported results because we are unable to predict the 2010-2012 full-year impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. Additionally, with respect to our mergers with PBG and PAS, we are unable to predict the amounts or timing of any additional restructuring or integration costs. Therefore, we are unable to provide a reconciliation of this measure.
Diluted EPS Reconciliation

FY 2009
Reported Diluted EPS	$3.77
Mark-to-Market Net Gains	(0.11)
Restructuring and Impairment Charges	0.02
PBG/PAS Merger Costs	0.03

Diluted EPS Excluding above Items	$3.71

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: March 22, 2010	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

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